As filed with the Securities and Exchange Commission on June 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

B. Riley Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0223495
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

(818) 884-3737

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan

(Full Title of the Plan)

Alan N. Forman

Executive Vice President, General Counsel and Secretary

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

(818) 884-3737

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)(3)
Common Stock, par value $0.0001 per share	2,560,050	$14.27	$36,531,913.50	$2,235.32

(1)	This Form S-8 covers shares of the Registrant’s Common Stock, par value $0.0001 per share (the “Common Stock”) to be registered in connection with equity awards previously granted or available for issuance under the FBR & Co. 2006 Long-Term Incentive Plan, as amended and restated effective October 22, 2013 (the “FBR Plan”) and which may be issued under the B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan (the “B. Riley Plan”) in accordance with Nasdaq rules. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the B. Riley Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the registration fee is calculated based upon (x) the average of the high and low price of the shares of the Registrant’s Common Stock on May 25, 2017 ($14.27), and (y) the total number of shares of the Registrant’s Common Stock registered hereunder (2,560,050).
(3)	Pursuant to Rule 457(p) under the Securities Act, the amount of the registration fee payable hereunder has been partially offset by previously paid filling fees as follows:

a)	B. Riley Financial, Inc., a Delaware corporation (the “Company” or the “Registrant”) filed a Registration Statement on Form S-4 (File No. 333-216764) filed under the Securities Act with the Securities and Exchange Commission (the “Commission”) on March 17, 2017, as amended by Pre-Effective Amendments Nos. 1, 2 and 3 filed on April 18, 2017, April 28, 2017 and May 1, 2017, respectively (the “Form S-4”) and paid a filing fee of $17,501.75. The offering contemplated by the Form S-4 was completed on June 1, 2017; upon completion of the offering there were 977,073 unsold shares of the Registrant’s Common Stock registered thereunder for which a filing fee of $1,998.73 had been paid that may be used as an offset against future filings.
b)	Accordingly, the total filing fee for the shares registered under this Form S-8 of $4,234.05 is hereby offset by $1,998.73, which represents the unused portion of the filings fees paid in (a) above.

EXPLANATORY NOTE

The Company filed the Form S-4 in connection with the merger (the “Merger”) of FBR & Co., a Virginia Corporation, with and into BRC Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), with Merger Sub surviving the Merger. This Form S-8 (this “Registration Statement”) relates to shares of the Registrant’s Common Stock issuable in connection with equity awards previously granted or available for issuance under the FBR Plan and which, following the Merger and in accordance with Nasdaq rules, may be issued under the B. Riley Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	In accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8, the information required by this Part I of Form S-8 is not and will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The documents containing the information required by Part I of Form S-8 will be sent or given to the participants in the B. Riley Plan as specified by Rule 428(b)(1) under the Securities Act. Those documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016 filed with the Commission on March 10, 2017, and containing audited financial statements for the registrant’s latest fiscal year.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the Commission on May 10, 2017.

(c)	The Registrant’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on July 1, 2016 and August 25, 2016.

(d)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

(e)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 15, 2015 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement, including any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the Company’s amended and restated certificate of incorporation (the “Company Certificate”) and amended and restated bylaws (the “Company Bylaws”).

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company Certificate and the Company Bylaws, each as amended, provide that the Company will indemnify its directors and officers, and may indemnify its employees or agents, to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

The Company also has director and officer indemnification agreements with each of its executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee will not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) indemnification is provided by the Company, in its sole discretion, pursuant to powers vested in it under the DGCL, or (iv) the proceeding is brought to establish or enforce a right to indemnification under the indemnification agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The Company is not required to indemnify the indemnitee for any amounts paid in settlement of a proceeding unless the Company consents to such settlement.

Any repeal or modification of these provisions approved by stockholders of the Company will be prospective only, and will not adversely affect any limitation on the liability of a director or officer existing as of the time of such repeal or modification.

The Company has purchased and intends to maintain insurance on its behalf and on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits are listed in the Exhibit Index below.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 1st day of June, 2017.

B. Riley Financial, Inc.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryant R. Riley and Phillip J. Ahn as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 1st day of June, 2017.

Signature and Title

By:	/s/ Bryant R. Riley
Bryant R. Riley, Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

By:	/s/ Phillip J. Ahn
Phillip J. Ahn, Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Howard E. Weitzman
Howard E. Weitzman, Chief Accounting Officer
(Principal Accounting Officer)

By:	/s/ Robert D’Agostino
Robert D’Agostino, Director

By:	/s/ Andrew Gumaer
Andrew Gumaer, Director

By:	/s/ Thomas J. Kelleher
Thomas J. Kelleher, Director

By:	/s/ Richard L. Todaro
Richard L. Todaro, Director

By:	/s/ Mikel H. Williams
Mikel H. Williams, Director

By:	/s/ Todd D. Sims
Todd D. Sims, Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, dated as of August 17, 2015 (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the Commission on August 18, 2015).

4.2	Amended and Restated Bylaws, dated as of November 6, 2014 (incorporated by reference to the exhibits to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 6, 2014).

4.3	Form of common stock certificate (incorporated by reference to the exhibits to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 30, 2015).

4.6	Amended and Restated 2009 Stock Incentive Plan (incorporated by reference to the exhibits to the Registrant’s Form S-8 filed with the Commission on March 19, 2015).

*5.1	Opinion of Sullivan & Cromwell LLP.

*23.1	Consent of Marcum LLP.

*23.2	Consent of BDO USA, LLP.

*23.3	Consent of PricewaterhouseCoopers LLP.

*23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (contained on signature page).

*	Filed herewith.